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Exchange Act of 1934

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Western Asset Municipal Partners Fund Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Western Asset Municipal Partners Fund II Inc.

Announces Results of Special Meeting of Shareholders;

Western Asset Municipal Partners Fund Inc.

Announces Adjournment of Special Meeting of Shareholders

New York, (Business Wire) – June 15, 2007 – Western Asset Municipal Partners Fund II Inc., listed on the New York Stock Exchange under the symbol “MPT,” announced today that, at its Special Meeting of Shareholders held on June 15, 2007, shareholders voted to approve the merger of Western Asset Municipal Partners Fund II Inc. with and into Western Asset Municipal Partners Fund Inc. (Proposal 1). In addition, Western Asset Municipal Partners Fund Inc., listed on the New York Stock Exchange under the symbol “MNP,” announced today the adjournment of its Special Meeting of Shareholders to provide shareholders of that Fund an opportunity to further consider issues being presented at the Meeting.

The Special Meeting of Shareholders of Western Asset Municipal Partners Fund Inc. will reconvene at 2:30 p.m. on July 13, 2007 at 399 Park Avenue, 4th Floor, New York, New York 10022, at which time it is hoped that a quorum will be reached. At the July 13, 2007 Meeting, shareholders of Western Asset Municipal Partners Fund Inc. will be asked to consider and vote on the merger of Western Asset Municipal Partners Fund II Inc. with and into Western Asset Municipal Partners Fund Inc. (Proposal 1); the issuance of 900 shares of Auction Rate Preferred Stock, Series M, of Western Asset Municipal Partners Fund Inc. to holders of Auction Rate Preferred Stock, Series M, of Western Asset Municipal Partners Fund II Inc. in connection with the merger (Proposal 2); and the amendment of the charter of Western Asset Municipal Partners Fund Inc. to allow the Board of Directors to authorize, create or issue, or increase the authorized or issued amount of, Auction Rate Preferred Stock, Series M, without separate shareholder approval (Proposal 3).

Although shareholders of Western Asset Municipal Partners Fund II Inc. have already approved the merger, in order for the merger to become effective, shareholders of Western Asset Municipal Partners Fund Inc. must also approve Proposal 1 and Proposal 2, as described above. If shareholders of Western Asset Municipal Partners Fund Inc. approve the proposals on July 13, 2007, the merger is expected to be effective prior to the opening of business on July 23, 2007.

Western Asset Municipal Partners Fund Inc. and Western Asset Municipal Partners Fund II Inc. are closed-end, diversified management investment companies, managed by Legg Mason Partners Fund Advisor, LLC, a wholly owned subsidiary of Legg Mason, Inc., and sub-advised by Western Asset Management Company, an affiliate of the advisor.

For additional information, please visit the Funds’ web sites at www.LeggMason.com, or call the Investor Relations Group at 1-888-777-0102.

Contact:	Brenda Grandell Director, Closed-End Funds Legg Mason & Co., LLC 212-291-3775